Exhibit 99.1

Covanta Holding Corporation Reports 2021 First Quarter Results and Increases 2021 Guidance

Updating Progress on Strategic Review and Establishing Long-term Financial Outlook

MORRISTOWN, NJ, April 29, 2021 - Covanta Holding Corporation (NYSE: CVA) ("Covanta" or the "Company"), a world leader in sustainable waste and energy solutions, reported financial results today for the three months ended March 31, 2021.

	Three Months Ended March 31,
	2021	2020

	(Unaudited, $ in millions)
Revenue	$498	$468
Net income (loss)	$2	$(32)
Adjusted EBITDA	$106	$97
Net cash provided by operating activities	$52	$61
Free Cash Flow	$19	$18
Reconciliations of non-GAAP measures can be found in the exhibits to this press release.

Key Highlights
•Strong first quarter operating results including 4% year-over-year WtE tip fee price growth
•Metals prices significantly higher year-over-year on improving demand and tight market supply
•Increasing 2021 guidance for Adjusted EBITDA and Free Cash Flow
•Initiating overhead cost rationalization program for $30 million in annual savings by 2023
•Establishing long-term financial outlook:
◦Adjusted EBITDA of $600 million and Free Cash Flow of $250 million by 2024
◦Leverage ratio below 5x by end of 2022

“Covanta is off to a great start operationally, and with strong waste and metals markets, improved visibility on waste-to-energy plant production for the balance of the year, and continued focus on cost control, we are confidently raising our guidance for 2021,” said Michael Ranger, President and CEO. “I am also pleased to announce the first definitive steps in our strategic review process. We are instituting a comprehensive overhead cost rationalization program to rightsize the level of support required for the business. In addition, we continue to explore third party interest in discrete assets and develop plans to address underperforming operations. With our new UK projects coming online over the next three years, including Rookery in Q1 next year, and planned cost improvements, we have a high degree of visibility to meaningful growth from drivers under our control, which translates to a compelling outlook for cash generation.”

More detail on our first quarter results can be found in the exhibits to this release and in our first quarter 2021 earnings presentation found in the Investor Relations section of the Covanta website at www.covanta.com.

2021 Guidance

The Company increased its guidance for 2021 for the following key metrics:

($ in millions)	2021 Guidance Range
Metric	New	Previous	2020 Actual
Adjusted EBITDA	$460 - $480	$435 - $465	$424
Free Cash Flow	$125 - $155	$100 - $140	$93

Reconciliations of non-GAAP measures can be found in the exhibits to this press release.
Guidance as of April 30, 2021.

Conference Call Information
Covanta will host a conference call at 8:30 AM (Eastern) on Friday, April 30, 2021 to discuss its first quarter results.

The conference call will begin with prepared remarks, which will be followed by a question and answer session. To participate on the live call, please dial 1-888-317-6003 (US) or 1-412-317-6061 (international) approximately 15 minutes prior to the scheduled start of the call and enter the passcode 9319047. The conference call will also be webcast live from the Investor Relations section of the Company’s website. A presentation will be made available during the call and will be found in the Investor Relations section of the Covanta website at www.covanta.com.

An archived webcast will be available two hours after the end of the conference call and can be accessed through the Investor Relations section of the Covanta website at www.covanta.com.

About Covanta
Covanta is a world leader in providing sustainable waste and energy solutions. Annually, Covanta’s modern Waste-to-Energy ("WtE") facilities safely convert approximately 21 million tons of waste from municipalities and businesses into clean, renewable electricity to power one million homes and recycle 600,000 tons of metal. Through a vast network of treatment and recycling facilities, Covanta also provides comprehensive industrial material management services to companies seeking solutions to some of today’s most complex environmental challenges. For more information, visit www.covanta.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. For additional information see the Cautionary Note Regarding Forward-Looking Statements at the end of the Exhibits.

Investor Contact
Dan Mannes
1-862-345-5456
IR@covanta.com

Media Contact
James Regan
1-862-345-5216

Covanta Holding Corporation	Exhibit 1
Consolidated Statements of Operations

	Three Months Ended March 31,
	2021	2020 (a)

	(Unaudited) (In millions, except per share amounts)
OPERATING REVENUE:
Waste revenue	$343	$340
Energy revenue	104	93
Materials sales revenue	36	17
Services revenue	15	18
Total operating revenue	498	468
OPERATING EXPENSE:
Cost of operations	398	371
Other operating expense, net	(4)	2
General and administrative expense	33	30
Depreciation and amortization expense	57	58
Impairment charges (b)	—	19
Total operating expense	484	480
Operating income (loss)	14	(12)
OTHER INCOME (EXPENSE):
Interest expense	(31)	(34)
Net gain on sale of business and investments (b)	—	9
Other expense	—	(1)
Total other expense	(31)	(26)
Loss before income tax benefit and equity in net income from unconsolidated investments	(17)	(38)
Income tax benefit	18	5
Equity in net income from unconsolidated investments	1	1
Net income (loss)	$2	$(32)

Weighted Average Common Shares Outstanding:
Basic	132	131
Diluted	137	131

Income (Loss) Per Share
Basic	$0.02	$(0.24)
Diluted	$0.01	$(0.24)

Cash Dividend Declared Per Share	$0.08	$0.25
(a) As revised for new financial statement presentation, see Exhibit 8 of this Press Release for further information.
(b) For additional information, see Exhibit 4 of this Press Release.

Covanta Holding Corporation	Exhibit 2
Consolidated Balance Sheets

	March 31,	December 31,
	2021	2020

	(Unaudited)
ASSETS	(In millions, except per share amounts)
Current:
Cash and cash equivalents	$56	$55
Restricted funds held in trust	10	11
Receivables (less allowances of $7 and $8, respectively)	233	260
Prepaid expenses and other current assets	98	117
Total Current Assets	397	443
Property, plant and equipment, net	2,405	2,421
Restricted funds held in trust	6	6
Intangible assets, net	232	237
Goodwill	302	302
Other assets	300	297
Total Assets	$3,642	$3,706
LIABILITIES AND EQUITY
Current:
Current portion of long-term debt	$27	$18
Current portion of project debt	9	9
Accounts payable	68	75
Accrued expenses and other current liabilities	270	303
Total Current Liabilities	374	405
Long-term debt	2,411	2,396
Project debt	115	116
Deferred income taxes	338	362
Other liabilities	114	117
Total Liabilities	3,352	3,396
Equity:
Preferred stock ($0.10 par value; authorized 10 shares; none issued and outstanding)	—	—
Common stock ($0.10 par value; authorized 250 shares; issued 136 shares, outstanding 133 shares)	14	14
Additional paid-in capital	883	882
Accumulated other comprehensive loss	(44)	(32)
Accumulated deficit	(563)	(554)
Treasury stock, at par	—	—
Total Equity	290	310
Total Liabilities and Equity	$3,642	$3,706

Covanta Holding Corporation	Exhibit 3
Consolidated Statements of Cash Flow

	Three Months Ended March 31,
	2021	2020

	(Unaudited, in millions)
OPERATING ACTIVITIES:
Net income (loss)	$2	$(32)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	57	58
Amortization of deferred debt financing costs	1	1
Net gain on sale of business and investments (a)	—	(9)
Impairment charges (a)	—	19
Stock-based compensation expense	9	8
Equity in net income from unconsolidated investments	(1)	(1)
Deferred income taxes	(20)	(6)
Other, net	(3)	3
Change in working capital	7	20
Net cash provided by operating activities	52	61
INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(43)	(43)
Proceeds from asset sales	—	3
Investment in equity affiliates	(1)	(10)
Other, net	(1)	(1)
Net cash used in investing activities	(45)	(51)
FINANCING ACTIVITIES:
Proceeds from borrowings on long-term debt	—	9
Proceeds from borrowings on revolving credit facility	97	181
Payments on long-term debt	(5)	(4)
Payments on revolving credit facility	(69)	(146)
Payments on project debt	(1)	(1)
Cash dividends paid to stockholders	(11)	(34)
Payment of insurance premium financing	(9)	(8)
Other, net	(8)	(5)
Net cash used in financing activities	(6)	(8)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1)	(1)
Net increase in cash, cash equivalents and restricted cash	—	1
Cash, cash equivalents and restricted cash at beginning of period	72	63
Cash, cash equivalents and restricted cash at end of period	$72	$64

(a) For additional information, see Exhibit 4 of this Press Release.

Covanta Holding Corporation	Exhibit 4
Consolidated Reconciliation of Net Income (Loss) and Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended March 31,
	2021	2020

	(Unaudited, in millions)
Net income (loss)	$2	$(32)
Depreciation and amortization expense	57	58
Interest expense	31	34
Income tax benefit	(18)	(5)
Impairment charges (a)	—	19
Net gain on sale of businesses and investments (b)	—	(9)
Gain on sale of assets	(1)	—
Accretion expense	1	1
Business development and transaction costs	2	—
Severance and reorganization costs	4	—
Stock-based compensation expense	9	8
Adjustments to reflect Adjusted EBITDA from unconsolidated investments	7	6
Capital type expenditures at client owned facilities (c)	14	14
Other (d)	(2)	3
Adjusted EBITDA	$106	$97
(a)During the three months ended March 31, 2020, we recorded a $19 million non-cash impairment charge related to our Covanta Environmental Solutions reporting unit.
(b)During the three months ended March 31, 2020, we recorded a $9 million gain related to the Newhurst Energy Recovery Facility development project.
(c)Adjustment for capital equipment related expenditures at our service fee operated facilities which are capitalized at facilities that we own.
(d)Added back under the definition of Adjusted EBITDA in Covanta Energy, LLC's credit agreement.

	Three Months Ended March 31,
	2021	2020

	(Unaudited, in millions)
Net cash provided by operating activities	$52	$61
Capital type expenditures at client owned facilities (a)	14	14
Cash paid for interest	52	39
Cash paid for taxes	1	1
Equity in net income from unconsolidated investments	1	1
Adjustments to reflect Adjusted EBITDA from unconsolidated investments	7	6
Adjustments for working capital and other	(21)	(25)
Adjusted EBITDA	$106	$97
(a) See Adjusted EBITDA reconciliation above - Note (c).

Covanta Holding Corporation	Exhibit 5
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended March 31,
	2021	2020

	(Unaudited, in millions)
Net cash provided by operating activities	$52	$61
Add: Changes in restricted funds - operating (a)	—	(2)
Less: Software implementation expenditures (b)	—	(1)
Less: Maintenance capital expenditures (c)	(33)	(40)
Free Cash Flow	$19	$18

(a) Adjustment for the impact of the adoption of ASU 2016-18 effective January 1, 2018. As a result of adoption, the statement of cash flows explains the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, changes in restricted funds are eliminated in arriving at net cash, cash equivalents and restricted funds provided by operating activities.

(b) Due to the adoption of ASU 2018-15 effective January 1, 2020, these expenditures, previously included in Maintenance capital expenditures above and Purchases of property, plant and equipment on our consolidated statement of cash flows, are now included in Other, net in the investing section of our consolidated statement of cash flows.

(c) Purchases of property, plant and equipment are also referred to as capital expenditures. Capital expenditures that primarily maintain existing facilities are classified as maintenance capital expenditures. The following table provides the components of total purchases of property, plant and equipment:
	Three Months Ended March 31,
	2021	2020

	(Unaudited, in millions)
Maintenance capital expenditures	$(33)	$(40)
Net maintenance capital expenditures paid but incurred in prior periods	(9)	5

Total ash processing system	(1)	(8)
Total capital expenditures associated with growth investments (d)	(1)	(8)
Total purchases of property, plant and equipment	$(43)	$(43)

(d) Total growth investments represents investments in growth opportunities, including organic growth initiatives, technology, business development, and other similar expenditures, net of third party loans collateralized by unconsolidated project equity:

Capital expenditures associated with growth investments	$(1)	$(8)
UK business development projects	—	(1)
Investment in equity affiliate	(1)	(10)
Less: Third party project loan proceeds collateralized by project equity	—	9
Total growth investments	$(2)	$(10)

Covanta Holding Corporation		Exhibit 6
Supplemental Information
(Unaudited, $ in millions)

	Three Months Ended March 31,
	2021	2020
REVENUE:
Waste:
Tip fees	$159	$161
Service fees	123	119
Waste to energy processing	282	279
Materials processing and recycling	25	22
Waste handling and disposal	67	67
Intercompany	(30)	(28)
Total waste revenue	343	340
Energy:
Energy sales	76	77
Capacity	10	10
Wholesale load serving (1)	11	4
Renewable energy credits and other	7	2
Total energy revenue	104	93
Materials sales:
Ferrous	22	10
Non-ferrous	13	7
Total materials sales revenue	36	17
Services revenue	15	18
Total revenue	$498	$468

OPERATING EXPENSE:
Cost of operations:
Wages & benefits	$125	$122
Maintenance	105	92
Other operating costs	167	157
Cost of operations	398	371
Other operating expense, net	(4)	2
General and administrative	33	30
Depreciation and amortization	57	58
Impairments	—	19
Total operating expense	$484	480

Operating income (loss)	$14	$(12)

Plus impairment charges	—	19
Operating income excluding impairment charges	$14	$7

(1) Includes wholesale energy load serving revenue not included in Energy sales line, such as transmission and ancillaries.

Note: Certain amounts may not total due to rounding.

Covanta Holding Corporation		Exhibit 7
Operating Metrics
(Unaudited)
	Three Months Ended March 31,
	2021	2020
WtE Waste
Tons: (in millions)
Tip fees- contracted	1.95	2.08
Tip fees- uncontracted	0.59	0.58
Service fees	2.52	2.62
Total tons	5.06	5.28
Tip Fee revenue per ton:
Tip fees- contracted	$57.22	$54.04
Tip fees- uncontracted	$80.24	$82.87
Average tip fees	$62.54	$60.36
WtE Energy
Energy sales: (MWh in millions)
Contracted	0.49	0.51
Hedged	0.82	0.82
Market	0.25	0.30
Total energy	1.56	1.64
Market sales by geography: (MWh in millions)
PJM East	0.1	0.1
NEPOOL	—	0.1
NYISO	0.1	—
Other	0.1	0.1
Revenue per MWh (excludes capacity and other energy revenue):
Contracted	$68.12	$66.32
Hedged	$43.37	$45.68
Market	$26.68	$19.15
Average revenue per MWh	$48.52	$47.27
Materials sales
Tons Recovered: (in thousands)
Ferrous	114.1	103.1
Non-ferrous	10.6	12.0
Tons Sold: (in thousands)
Ferrous	104.2	90.6
Non-ferrous	8.0	7.5
Revenue per ton:
Ferrous	$213	$115
Non-ferrous	$1,656	$900

Note: Waste volume includes solid tons only. Materials and energy volume are presented net of client revenue sharing. Steam sales are converted to MWh equivalent at an assumed average rate of 11 klbs of steam / MWh. Hedged energy sales includes the energy component of wholesale load serving. Uncontracted energy sales include sales under PPAs that are based on market prices.
Note: Certain amounts may not total due to rounding.

Covanta Holding Corporation							Exhibit 8
Supplemental Information - Income (Loss) from Operations
(Unaudited, $ in millions)
	Three Months Ended
	Mar. 31,	June 30,	Sept. 30,	Dec. 31,	Mar. 31,	June 30,	Sept. 30,	Dec. 31,
	2020	2020	2020	2020	2019	2019	2019	2019
REVENUE:
Waste:
Tip fees	$161	$158	$168	$164	$149	$162	$163	$164
Service fees	119	115	119	117	118	117	116	119
Waste to energy processing	279	273	287	282	267	279	279	283
Materials processing and recycling	22	19	22	23	20	24	23	24
Waste handling and disposal	67	72	81	73	57	75	77	69
Intercompany	(28)	(28)	(31)	(31)	(26)	(28)	(33)	(29)
Total waste revenue (1) (3)	340	337	358	347	319	351	346	347
Energy:
Energy sales	77	57	63	69	81	58	66	68
Capacity	10	10	10	10	13	12	9	9
Wholesale load serving	4	9	17	12	—	2	6	4
Renewable energy credits and other	2	2	3	2	—	—	—	—
Total energy revenue	93	78	93	93	94	72	81	82
Materials sales:
Ferrous	10	10	12	15	11	13	11	10
Non-ferrous	7	9	9	9	9	8	8	14
Other Materials	—	—	—	—	—	—	—	—
Total materials sales revenue (2)(3)	17	20	21	24	21	21	20	24
Services revenue (1)(4)	18	19	19	27	19	23	18	32
Total revenue	$468	$454	$491	$491	$453	$467	$465	$485

OPERATING EXPENSE:
Cost of operations:
Wages & benefits	$122	$111	$118	$126	$120	$116	$115	$120
Maintenance	92	81	66	88	96	83	63	68
Other operating costs	157	159	174	173	154	170	156	166
Cost of operations (5)	371	351	358	387	370	369	334	354
Other operating expense, net (5)	2	2	2	(2)	5	1	1	(1)
General and administrative	30	27	27	37	31	31	29	33
Depreciation and amortization	58	56	54	56	55	55	55	56
Impairments	19	—	—	—	—	1	2	(1)
Total operating expense	$480	$436	$441	$478	$461	$457	$421	$441
Operating (loss) income	$(12)	$18	$50	$13	$(8)	$10	$44	$44

Plus: impairment charges	19	—	—	—	—	1	2	(1)
Operating income (loss) excluding impairment charges	$7	$18	$50	$13	$(8)	$11	$46	$43

Note: Certain amounts may not total due to rounding.
(1)Reflects reclassification of certain services performed by CES from the former Waste and service revenue category to the new Services revenue category.
(2)Reflects reclassification of the former Recycled metals revenue category to the new Materials sales revenue category.
(3)Reflects reclassification of E-waste recycling revenue from the former Waste and service revenue category to the new Materials sales revenue category.
(4)Reflects reclassification of construction related revenue from the former Other operating revenue category to the new Services revenue category.
(5)Expense classified under the former Plant operating expense category is now included in the new Cost of operations category, which also reflects the reclassification of construction related expense from the Other operating expense, net category.

Discussion of Non-GAAP Financial Measures
We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. To supplement our assessment of results prepared in accordance with GAAP, we use the measures of Adjusted EBITDA and Free Cash Flow, which are non-GAAP financial measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow as described below, and used in the tables above, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.
The presentations of Adjusted EBITDA and Free Cash Flow are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business.

Adjusted EBITDA
We use Adjusted EBITDA to provide additional ways of viewing aspects of operations that, when viewed with the GAAP results provide a more complete understanding of our core business. As we define it, Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income including the effects of impairment losses, gains or losses on sales, dispositions or retirements of assets, adjustments to reflect the Adjusted EBITDA from our unconsolidated investments, adjustments to exclude significant unusual or non-recurring items that are not directly related to our operating performance plus adjustments to capital type expenses for our service fee facilities in line with our credit agreements. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends. As larger parts of our business are conducted through unconsolidated investments, we adjust EBITDA for our proportionate share of the entity's depreciation and amortization, interest expense, tax expense and other adjustments to exclude significant unusual or non-recurring items that are not directly related to the entity's operating performance. in order to improve comparability to the Adjusted EBITDA of our wholly owned entities. We do not have control, nor have any legal claim to the portion of our unconsolidated investees' revenues and expenses allocable to our joint venture partners. As we do not control, but do exercise significant influence, we account for these unconsolidated investments in accordance with the equity method of accounting. Net income (losses) from these investments are reflected within our consolidated statements of operations in Equity in net income from unconsolidated investments. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the three months ended March 31, 2021 and 2020, reconciled for each such period to net income and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP.
Our projections of the proportional contribution of our interests in joint ventures to our Adjusted EBITDA and Free Cash Flow are not based on GAAP net income/loss or cash flow provided by operating activities, respectively, and are anticipated to be adjusted to exclude the effects of events or circumstances in 2021 that are not representative or indicative of our results of operations and that are not currently determinable. Due to the uncertainty of the likelihood, amount and timing of any such adjusting items, we do not have information available to provide a quantitative reconciliation of projected net income/loss to an Adjusted EBITDA projection.

Free Cash Flow
Free Cash Flow is defined as cash flow provided by operating activities, plus changes in operating restricted funds, less expenditures for software implementation and maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities.
We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the three months ended March 31, 2021 and 2020, reconciled for each such period to cash flow provided by operating activities, which we believe to be the most directly comparable measure under GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by us are not guarantees or indicative of future performance. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include, but are not limited to:

•the impact of the COVID-19 pandemic on our employees, business, and operations, or on the economy in general, including commercial and financial markets;
•our ability to identify opportunities and execute on strategies and transactions, including in connection with a strategic review of our business and including acquisitions, divestitures, and restructuring opportunities;
•seasonal or long-term fluctuations in the prices of energy, waste disposal, scrap metal and commodities;
•our ability to renew or replace expiring contracts at comparable prices and with other acceptable terms;
•adoption of new laws and regulations in the United States and abroad, including energy laws, environmental laws, tax laws, labor laws and healthcare laws;
•failure to maintain historical performance levels at our facilities and our ability to retain the rights to operate facilities we do not own;
•our ability to avoid adverse publicity or reputational damage relating to our business;
•advances in technology;
•difficulties in the operation of our facilities, including fuel supply and energy delivery interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, and weather interference and catastrophic events;
•difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays;
•our ability to realize the benefits of long-term business development and bear the cost of business development over time;
•limits of insurance coverage;
•our ability to avoid defaults under our long-term contracts;
•performance of third parties under our contracts and such third parties' observance of laws and regulations;
•concentration of suppliers and customers;
•geographic concentration of facilities;
•increased competitiveness in the energy and waste industries;
•changes in foreign currency exchange rates;
•limitations imposed by our existing indebtedness, including limitations on strategic alternatives or transactions;
•our ability to perform our financial obligations and guarantees and to refinance our existing indebtedness;
•exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions;
•the scalability of our business;
•our ability to attract and retain talented people;
•failures of disclosure controls and procedures and internal controls over financial reporting;
•our ability to utilize net operating loss carryforwards;
•general economic conditions in the United States and abroad, including the availability of credit and debt financing; and
•other risks and uncertainties affecting our business described in Item 1A. Risk Factors of our Annual Report on Form 10-K and in other filings by Covanta with the SEC.

Although Covanta believes that its plans, cost estimates, returns on investments, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta's and the joint ventures future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.